UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 10, 2006
Date of Report (Date of earliest event reported)

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Icon Foothill Ranch, CA 92610 (Address of principal executive offices) (Zip Code)

(949) 951-0991
(Registrant's telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On March 10, 2006 Oakley Inc. issued a press release announcing that it would restate its previously issued financial statements to correct its accounting for foreign currency hedging activities and would file a Form 12b-25 seeking an extension of time within which to file its annual report on Form 10-K for the fiscal year ended December 31, 2005. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information and the information contained in the press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and accordingly, is not incorporated by reference into any filings of Oakley made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report filed on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 8, 2006, Oakley determined that it will be required to restate its previously issued financial statements for the years ended December 31, 2004, 2003, 2002 and 2001, along with affected Selected Financial Data for 2001 and quarterly financial information for 2005 in order to correct its accounting for foreign currency hedging activities. Oakley's prior financial statements for those periods should therefore no longer be relied upon.

Oakley's management and the Audit Committee of its board of directors have discussed the decision to restate its financial statements with Oakley's independent auditors, Deloitte & Touche LLP.

Item 9.01   Financial Statements and Exhibits.

The following press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

    (c)     Exhibits

99.1	Press Release of Oakley, Inc. dated March 10, 2006 OAKLEY TO FILE AMENDED FINANCIAL STATEMENTS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006	By:	/s/ Richard Shields Richard Shields Chief Financial Officer